[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.2

Waiver and Second Amendment to Agreement

This Waiver and Second Amendment to Agreement (“Second Amendment”) is entered into and effective as of the date of last signature below (the “Second Amendment Date”), by and between Coalition for Epidemic Preparedness Innovations, having an address of PO Box 123, Torshov, N-0412 Oslo, Norway (“CEPI”), and Dynavax Technologies Corporation, having an address of 2100 Powell Street, Suite 720, Emeryville, CA 94608, USA (“Dynavax”).

Recitals

Whereas:

A.
CEPI and Dynavax are parties to that certain Agreement dated January 29, 2021, as amended by that certain First Amendment to Agreement dated May 3, 2021 (the “Agreement”), pursuant to which, among other things, CEPI advanced an interest-free, forgivable, unsecured loan to Dynavax to cover the Manufacturing Cost of Reserved Material, and Dynavax used the Loan Amount advanced to it by CEPI to manufacture the Reserved Material and reserved the Reserved Material for disposition to CEPI Partners as instructed by CEPI;
B.
Pursuant to the Agreement, CEPI designated Biological E. Limited (“Bio E”) as a CEPI Partner and instructed Dynavax to sell and supply to Bio E up to [*] of Reserved Material (the “Bio E Reserved Material”) for the applicable purchase price(s) set forth in the Agreement (the “Bio E Reserved Material Price”), for use in Bio E’s production of its CEPI Partner Product, Corbevax;
C.
As contemplated by the Agreement, Dynavax and Bio E entered into that certain Supply Agreement dated July 1, 2021, as amended to date (the “Bio E Supply Agreement”), under which Bio E had the right to order up to the full quantity of the Bio E Reserved Material, and agreed to purchase and pay for all Bio E Reserved Material ordered by Bio E at the Bio E Reserved Material Price, and Dynavax agreed to supply and deliver to Bio E all Bio E Reserved Material ordered by Bio E;
D.
Under the Bio E Supply Agreement, Bio E also had the right to order certain additional quantities of Dynavax Adjuvant in excess of the Bio E Reserved Material, and Dynavax agreed to manufacture, supply and deliver to Bio E such additional quantities of Dynavax Adjuvant ordered by Bio E, on the terms and conditions set forth therein. As previously disclosed by Dynavax to CEPI, Bio E ordered, and Dynavax delivered, certain additional quantities of Dynavax Adjuvant, for which Dynavax received payment in full;
E.
Pursuant to the Bio E Supply Agreement, (i) Bio E ordered the entirety [*] of the Bio E Reserved Material, (ii) Dynavax supplied and delivered [*] of such Bio E Reserved Material to Bio E, and (iii) upon such delivery, Dynavax invoiced Bio E for the aggregate Bio E Reserved Material Price thereof (the “Invoiced Amount”), which Bio E was obligated to pay within [*] days of receipt of invoice;
F.
Despite Bio E having ordered, taken delivery of, and used or retained for future use, all Bio E Reserved Material, [*] of the Invoiced Amount (the “Outstanding Amount”) remains outstanding and unpaid by Bio E as of the Second Amendment Date;

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G.
The Parties have agreed in principle that USD $47,401,420 of the Outstanding Amount (the “CEPI Allocation”) is attributable to the Manufacturing Cost of Bio E Reserved Material and should be allocated to CEPI, and the remainder of the Outstanding Amount (the “Dynavax Allocation”) should be allocated to Dynavax;
H.
By reason of Bio E’s failure to pay Dynavax the Outstanding Amount, or any portion thereof, prior to the expiration of the Term, no Reimbursement Trigger with respect to the CEPI Allocation, or any portion thereof, occurred prior to the expiration of the Term;
I.
Bio E has represented to Dynavax that, other than [*] payment made to Bio E by the Government of India under its order for Bio E’s CEPI Partner Product, Bio E has not received any payments from the Government of India or any public agency or entity or semi-private or private agency or entity acting on behalf of the Government of India (collectively, the “GOI”), in respect of Bio E’s CEPI Partner Product produced for the GOI, including, without limitation, any payment in respect of the Outstanding Amount for Bio E Reserved Material used or held for use by Bio E in the production of such CEPI Partner Product for the GOI;
J.
Dynavax has undertaken good faith efforts to work with Bio E to collect payment of the Outstanding Amount, and has kept CEPI informed of such efforts; and
K.
The Parties now desire to enter into this Second Amendment to provide for, among other things:
(i)
the assignment by Dynavax to CEPI of Dynavax’s right under the Bio E Supply Agreement to receive and collect from Bio E the amount of the CEPI Allocation, together with interest thereon;
(ii)
cooperation and assistance to be provided by Dynavax to CEPI in CEPI’s collection efforts with respect to the CEPI Allocation; and
(iii)
Dynavax’s retained right under the Bio E Supply Agreement to receive and collect from Bio E the Dynavax Allocation, together with interest thereon;

in each case, on the terms and subject to the conditions set forth in this Second Amendment.

Agreement

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Defined Terms. Capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings set forth in the Agreement.
2.
Warranties. As of the Second Amendment Date, Dynavax warrants to CEPI that the following statements (“Warranties”) are true and correct:
(a)
Dynavax has accounted accurately and completely for the supply of any and all Dynavax Adjuvant supplied under the Bio E Supply Agreement to date and has paid all monies due to CEPI in respect of the same under the Agreement in full;

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(b)
Bio E ordered [*] of the Bio E Reserved Material, Dynavax supplied and delivered [*] of such Bio E Reserved Materials to Bio E and upon such delivery Dynavax invoiced Bio E for the aggregate Bio E Reserved Material Price thereof;
(c)
Despite Bio E having ordered, taken delivery of and used or retained for future use, [*] of Bio E Reserved Material, the Outstanding Amount remains outstanding and unpaid by Bio E as of the Second Amendment Date;
(d)
To the best of Dynavax’s knowledge and belief, based solely on information provided by Bio E and without having conducted any independent investigation or audit, other than [*] payment made to Bio E by the Government of India under its order for Bio E’s CEPI Partner Product, Bio E has not received any payments from the GOI, in respect of Bio E’s CEPI Partner Product produced for the GOI, including, without limitation, any payment in respect of the Outstanding Amount for Bio E Reserved Material used or held for use by Bio E in the production of such CEPI Partner Product for the GOI; and
(e)
Annex A to this Second Amendment Agreement contains a true, accurate and complete copy of the Bio E Supply Agreement as amended before the Second Amendment Date, including the third amendment to the Bio E Supply Agreement which is a condition precedent for this Second Amendment.
3.
Agreement Regarding Allocation of Outstanding Amount. The Parties hereby agree that, of the Outstanding Amount, the CEPI Allocation is attributable to the Manufacturing Cost of Bio E Reserved Material and is hereby allocated to CEPI, and Dynavax is entitled to the Dynavax Allocation.
4.
Assignment. Dynavax hereby assigns to CEPI, and CEPI hereby accepts from Dynavax, all of Dynavax’s rights under the Bio E Supply Agreement to receive and collect from Bio E the CEPI Allocation of the Outstanding Amount, together with interest thereon calculated in accordance with Section 6.6 of Annex B of the Bio E Supply Agreement (collectively, the “Assigned Rights”), such assignment to be effective upon receipt by Dynavax of Bio E’s written consent to such assignment pursuant to Section 17.1 of Annex B of the Bio E Supply Agreement. For avoidance of doubt, other than the Assigned Rights, Dynavax retains all of its rights and obligations under the Bio E Supply Agreement, including, without limitation, all rights to receive and collect from Bio E the Dynavax Allocation of the Outstanding Amount, together with interest thereon calculated in accordance with Section 6.6 of Annex B of the Bio E Supply Agreement. Save as anticipated by Section 3 above, Dynavax shall not amend the Bio E Supply Agreement without CEPI’s prior written consent, such consent not to be unreasonably withheld or delayed.
5.
Dynavax Cooperation and Assistance. Dynavax shall use commercially reasonable efforts to cooperate with, and assist, CEPI in its lawful efforts to collect the CEPI Allocation directly from Bio E, and, in connection therewith, Dynavax agrees to provide to CEPI, upon CEPI’s request, such existing information and copies of documentation in Dynavax’s possession and control regarding the manufacture and delivery of, and invoicing for, the Bio E Reserved Material as are reasonably necessary or useful for CEPI to exercise and enforce the Assigned Rights. CEPI acknowledges and agrees that any such information and documentation provided by Dynavax constitute Confidential Information of Dynavax and are subject to Article 6 of the Agreement, and CEPI further agrees to use such information and documentation solely for the purpose of exercising and enforcing the Assigned Rights.

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6.
Release. Save in the event of a breach of this Second Amendment Agreement by Dynavax, CEPI hereby forever releases Dynavax and its successors and assigns from any claim, liability or cause of action, under or in connection with the Agreement:
(a)
for repayment or reimbursement of the CEPI Allocation, or any portion thereof, including any interest thereon, to CEPI by Dynavax; and

(b) for payment by Dynavax to, or sharing by Dynavax with, CEPI of: (i) all or any portion of the Dynavax Allocation, including any interest thereon, that Dynavax may be able to collect from Bio E; and (ii) any payments previously received by Dynavax from Bio E under the Bio E Supply Agreement for Dynavax Adjuvant other than the Bio E Reserved Material.

7.
Dynavax Address for Notice. Dynavax’s address for notice under Section 13.8 of the Agreement is hereby amended and restated as follows:

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

USA

Attn: Chief Financial Officer

Email: [*]

With a copy to:

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

USA

Attn: General Counsel

Email: [*]

8.
CEPI Address for Notice. CEPI’s address for notice under Section 13.8 of the Agreement is hereby amended and restated as follows:

Coalition for Epidemic Preparedness Innovation

P.O. Box Postbox 1030 Hoff

0218 Oslo

Norway

Attn: Chief Financial Officer

With copies to:

Attn: General Counsel

Email: notices@cepi.net

Attn: Director Access and Private Partnerships

Email: app@cepi.net

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9.
Effectiveness of Agreement. Except as expressly amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms.
10.
Counterparts. This Second Amendment may be executed in counterparts, including electronic counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Second Amendment, but all the counterparts shall together constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed and entered into by their duly authorized representatives as of the latest date specified below.

Signed for and on behalf of COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS by:

Signature: /s/ Dr. Richard Hatchett

Name: Dr. Richard Hatchett

Title: Chief Executive Officer

Date: 4/27/2023

Signed for and on behalf of DYNAVAX TECHNOLOGIES CORPORATION by:

Signature: /s/ Ryan Spencer

Name: Ryan Spencer

Title: Chief Executive Officer

Date: 4/27/2023

ANNEX A

ATTACHMENT 1

Supply Agreement, dated July 1, 2021, by and between Company and Biological E. Limited

(as filed as Exhibit 10.7 to the Company’s Form 10-Q on August 4, 2021)

ATTACHMENT 2

Amendment No. 1 to Supply Agreement, effective as of June 23, 2022, by and between Company and Biological E. Limited

(as filed as Exhibit 10.1 to the Company’s Form 10-Q on November 3, 2022)

ATTACHMENT 3

Amendment No. 2 to Supply Agreement, effective as of September 30, 2022, by and between Company and Biological E. Limited

(as filed as Exhibit 10.3 to the Company’s Form 10-Q on November 3, 2022)

ATTACHMENT 4

Amendment No. 3 to Supply Agreement, effective as of April 26, 2023, by and between Company and Biological E. Limited

(as filed as Exhibit 10.1 to the Company’s Form 10-Q on August 3, 2023)